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                          [ARTHUR ANDERSEN LETTERHEAD]


                                                           ------------------
                                                           Arthur Andersen LLP

November 25, 1996                                          -------------------
                                                           Suite 1300
Office of the Chief Accountant                             711 Louisiana Street
SECPS Letter File                                          Houston TX 77002-2786
Securities and Exchange Commission                         713 237-2373
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read Item 4 included in the attached Form 8-K dated November 25, 1996 of American Ecology Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,


/s/ ARTHUR ANDERSEN LLP

    ARTHUR ANDERSEN LLP


amecol

Copies to:
Mr. Jack Lemley
Mr. Gary Davis
American Ecology Corporation